                                                                   EXHIBIT 10.26

* Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                                                  EXECUTION COPY

                       IB PRODUCTS DISTRIBUTION AGREEMENT

                                     BETWEEN

                         DREYER'S GRAND ICE CREAM, INC.

                                       AND

                             INTEGRATED BRANDS, INC.

                            DATED AS OF JULY 5, 2003

                  This IB PRODUCTS DISTRIBUTION AGREEMENT (this "Agreement"), dated as of July 5, 2003, is by and between Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's"), and Integrated Brands, Inc., a New Jersey corporation ("Integrated Brands").

                  WHEREAS, Dreyer's, Nestle Ice Cream Company, LLC, a Delaware limited liability company ("NICC"), New December, Inc., a Delaware corporation, and Integrated Brands have entered into an Amended and Restated Asset Purchase and Sale Agreement, as amended and restated on June 4, 2003 (the "Asset Sale Agreement"), pursuant to which, among other things, Integrated Brands shall purchase and Dreyer's and NICC shall sell, or cause to be sold, subject to the terms and conditions thereof, the Ice Cream Assets (as defined in the Asset Sale Agreement) and the Distribution Assets (as defined in the Asset Sale Agreement); and

                  WHEREAS, in connection with the Asset Sale Agreement, Integrated Brands desires that Dreyer's provide, or cause to be provided, to Integrated Brands, and Dreyer's is willing to provide, or cause to be provided, to Integrated Brands, certain distribution services following the closing of the transactions contemplated by the Asset Sale Agreement, on the terms and conditions set forth herein; and

                  WHEREAS, as an essential part of the transactions contemplated by the Asset Sale Agreement, Dreyer's has agreed to provide, or cause to be provided, such distribution services to Integrated Brands to facilitate Integrated Brands' acquisition of the Ice Cream Assets and the Distribution Assets; and

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. For all purposes of this Agreement, except as expressly provided or unless the context otherwise requires, the following definitions shall apply:

                  "Customer" shall mean any Person that purchases the Products (as defined in the Asset Sale Agreement) in the Grocery Channel in the Territories from Integrated Brands and to whom Integrated Brands from time to time hereunder directs Dreyer's to deliver the Products.

                  "Grocery Channel" shall mean [****].

                  "Person" shall mean any natural person or legal entity.

                  "Territories" shall mean the geographical locations specified on Exhibit A, as amended from time to time by Integrated Brands pursuant to this Agreement; provided, however, Integrated Brands may only exercise its option to require Dreyer's to distribute the Products in a Territory, if, at the time of such exercise, Dreyer's is currently distributing its own products via Dreyer's owned (as opposed to a distributor of Dreyer's) distribution system in such Territory. The parties agree to amend Exhibit A upon ninety (90) days' written notice from Integrated Brands to add or delete any Territory.

                  "Unit" shall mean [****] gallon of Product that is delivered to a Customer.

         2. Scope of Agreement. Integrated Brands hereby grants to Dreyer's a non-transferable right (except as expressly provided for in Section 13 hereof) pursuant to the terms of this Agreement, to warehouse, store, deliver and merchandise the Products in the Territories on a non-exclusive basis as designated by Integrated Brands from time to time. Integrated Brands may, in its sole discretion, add or remove a Territory or Customer from this Agreement upon ninety (90) days' written notice to Dreyer's.

         3.       Title to the Products and Risk of Loss.

                  (a) Title to the Products shall not transfer to Dreyer's at any point. Integrated Brands is solely responsible for arranging for the terms of the transfer of title from itself to its Customers.

                  (b) Dreyer's assumes all risk of loss for the Products until delivered to a Customer or Integrated Brands.

         4. Term. The initial term of this Agreement shall be five (5) years, beginning as of the date hereof; provided, however, that Integrated Brands has one (1) option to renew this Agreement for an additional five (5) year term (each five (5) year period defined as the "Term"). Notice to renew the initial term must be given in writing at least six (6) months before the end of the initial term.

         5. The Products. During the Term, Dreyer's will have the obligation to distribute the Products in accordance with this Agreement.

         6. Promotion and Marketing Support. Dreyer's agrees to execute Integrated Brand's promotional and marketing support for the Products. Such support shall include, but not be limited to, placing and maintaining point-of-sale and/or display materials as well as distributing marketing or promotion materials to Customers of Dreyer's. Notwithstanding anything to the contrary in this Agreement, Dreyer's shall not pay for, in whole or in part, any trade, promotional or marketing programs of Integrated Brands.

         7. Delivery of the Products to Customers. Dreyer's will deliver the Products to Customers as directed by Integrated Brands. Deliveries will be made either on Dreyer's owned or leased vehicles or by Authorized
Sub-Distributors (as defined herein).

         8. Customer Billing and Collection. Dreyer's will be responsible for all billing and collection matters for amounts owed to Integrated Brands by Customers; provided, however, the credit risk that any Customer fails to pay any amounts so billed shall be borne by Integrated Brands. Dreyer's will maintain the accounts and records for Customers in the same manner and with the same degree of care that it maintains its own customer records. Integrated Brands will give Dreyer's the necessary information required for purposes of Dreyer's billing the customers and reconciling Customer accounts. Any changes to pricing or promotion information must be given to Dreyer's at least thirty (30) days prior to the effective date of such change pricing and/or promotion information.

         9.       Fees and Payments.

                  (a) In consideration for the services provided by Dreyer's to Integrated Brands under this Agreement, Integrated Brands will pay to Dreyer's [****] per Unit (the "Service and Delivery Charges") within thirty
(30) days of receipt of invoice; provided, however, that for each year of the Term, the Service and Delivery Charges will be increased by an amount equal to the annual increase of the PPI for the preceding year.

                  (b) Each [****] during the Term, Dreyer's will deliver to Integrated Brands a written report (where written report includes e-mail) in reasonable detail as to all deliveries of the Products to Customers during the [****] and Dreyer's will remit to Integrated Brands, on a [****] basis within [****] days of delivery of such report all amounts collected by Dreyer's from Customers for the sale of the Products to such Customers detailed in such report less: (i) the Service and Delivery Charges. For purposes of clarity, Dreyer's will be liable for [****] (other than as set forth above) and any other [****] related to a Customer invoice for the Products, but will not be liable for any [****] per the terms of Section 8.

         10. Performance Criteria. Dreyer's agrees to treat all of the Products in substantially the same manner as Dreyer's treats its own products with respect to warehousing, storage, delivery and merchandising. Not limiting the generality of the foregoing and in addition to the duties and obligations set forth in Sections 11 and 12, Dreyer's agrees that:

                  (a) all of the Products must be held in storage which is maintained at a constant temperature of -15 degrees F or colder at all times;

                  (b) all delivery vehicles must operate at temperatures of -5 degrees F or colder at all times; and

                  (c) the Products stored in a warehouse, on trucks, in back-up storage and in cabinets is rotated regularly on a first-in, first-out basis.

         11. Dreyer's Duties. Dreyer's covenants and agrees that during the Term it will use commercially reasonable efforts, as such efforts relate to the distribution of the Products, to:

                  (a) distribute the Products so that all Customers regularly receive frequent deliveries of the Products, and so that each Customer maintains a sufficient inventory of the Products, in the sizes, varieties and flavors to meet the demand of the Products at each store;

                  (b) provide service levels, and service frequencies for the Products, in a manner consistent with that provided by Dreyer's, or its Affiliates (as defined in the Asset Sale Agreement), for Dreyer's own products, including (except for institutional accounts) proper rotation of the Products, adequate assortment of sizes, varieties and flavors, proper merchandising and display, removal of damaged or unsaleable Products and issuance of store credits as required, assurance of adequate back stock where allowed and display of merchandising materials in and around the freezer case where allowed;

                  (c) (i) construct all of its regular and promotional commission and bonus programs for salesmen and route salesmen and independent contractor route drivers relating to the Products, in a manner consistent with Dreyer's own products, and (ii) provide to Integrated Brands all historical information relating to Dreyer's own proprietary brands as Integrated

Brands shall reasonably request not more frequently than quarterly and upon reasonable notice, to demonstrate compliance by Dreyer's with this Section 11(c); provided, however, that nothing herein shall require Dreyer's to provide proprietary information unrelated to this provision;

                  (d) maintain relationships with Customers for the Products in a manner consistent with that maintained by Dreyer's for its own customers;

                  (e) promptly perform all services necessary to execute a Product recall or recovery of Product when requested by Integrated Brands and at Integrated Brands' expense;

                  (f) comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality;

                  (g) meet periodically with Integrated Brands to review Dreyer's performance;

                  (h) properly handle and present the Products in a manner appropriate to the type of Customer being serviced;

                  (i) advise Integrated Brands promptly of any defects in the Products or of any Customer complaints with respect to the Products which come to Dreyer's attention;

                  (j) notify Integrated Brands immediately of Dreyer's inability to fully perform any of its duties or obligations hereunder;

                  (k) permit Integrated Brands' personnel to make periodic audits upon reasonable notice of Dreyer's facilities and vehicles used for distribution of the Products in accordance with Section 15 of this Agreement;

                  (l) in a manner consistent with that provided by Dreyer's for its own products, at all times act so as to preserve and enhance the high quality image, reputation and goodwill of Integrated Brands and the Products;

                  (m) cooperate with Integrated Brands in the placement and installation of Integrated Brands' point-of-sale materials, and display such materials in a conspicuous place wherever permitted by Customers' accounts at each retail location;

                  (n) upon receipt of timely advance written notice from Integrated Brands to Dreyer's, discontinue any advertising or promotional practices on behalf of the Products;

                  (o) upon Integrated Brands' reasonable request and with reasonable notice, provide delivery data with respect to the Products in the manner maintained by Dreyer's in the ordinary course of business; and

                  (p) submit complete and accurate notices, reports, claims and requests for payment.

         12. Quality Control. Dreyer's shall, in a manner consistent with that provided by Dreyer's for its own products, take all necessary actions to ensure the quality control of the Products. These actions shall include, but not be limited to:

                  (a)      observance of the Products' code-date requirements;

                  (b) proper stock rotation in Dreyer's warehouses, vehicles and at Customer locations;

                  (c) proper handling and protection from damage of all of the Products and their containers;

                  (d) delivery of the Products solely in their original containers;

                  (e)      maintenance of clean operations,
controlled-temperature warehouse(s) and delivery vehicles of sufficient capacity to meet the inventory, storage and quality-control requirements hereunder;

                  (f) maintenance of temperature control program showing storage temperature at each point-of-control of the Products by Dreyer's; and

                  (g) where Dreyer's provides such services for its own products, provision of pack-out and full retail case services including stocking and stock rotation at the store level so as to ensure that the Products reaching consumers have been exposed only to properly maintained temperatures and bear current code dates.

         13. Authorized Sub-Distributors. Integrated Brands agrees that the Persons listed on Exhibit B ("Authorized Sub-Distributors") or hereafter approved by Integrated Brands in writing may deliver the Products on behalf of Dreyer's; provided, however, that such entities also deliver Dreyer's own products to the same Customers and that Dreyer's shall remain liable under this Agreement. Any payment owed to Authorized Sub-Distributors shall be the responsibility of Dreyer's.

         14. Sales to Customer. Integrated Brands shall be solely responsible for establishing the price at which Integrated Brands' Products are sold to Customers. Integrated Brands is also solely responsible for suggesting resale shelf prices of the Products to Customers. Dreyer's shall receive no information from Integrated Brands, and shall not solicit any such information from Customers of Integrated Brands, regarding suggested resale shelf prices of the Products.

         15.      Inspections.

                  (a) Without limiting any rights that may exist in any other Collateral Agreement (as defined in the Asset Sale Agreement), Integrated Brands shall have the following inspection rights. Dreyer's agrees to permit Integrated Brands or Integrated Brands' independent inspection service during the term of this Agreement, upon twenty-four (24) hours' written notice to Dreyer's, during Dreyer's business hours, to inspect the trucks and warehouses (or any other Dreyer's facility where the Products are stored with Integrated Brands' approval) at each Dreyer's distribution center to the extent they relate to Dreyer's performance of its obligations hereunder and for a bona fide business purpose; provided, however, that such inspection shall not unreasonably interfere with the operation of such trucks or facilities and shall otherwise comply with Dreyer's policies with respect to such trucks or facilities, and that Dreyer's may reasonably restrict access such that Integrated Brands is not permitted to enter those portions of the facilities where only Dreyer's own products are being stored to the extent necessary to protect Dreyer's trade secrets and other confidential information; provided, however, that Dreyer's may not restrict Integrated Brands' access to those portions of the facilities where the Products are being stored. Dreyer's acknowledges and agrees that the inspection rights contained in this Agreement are solely for Integrated Brands' benefit, and that neither the fact of whether or not any inspection occurred, nor the quality of any such inspection, nor any determination made by Integrated Brands as a result of any such inspection, shall be deemed to relieve Dreyer's of any of its obligations under this Agreement.

                  (b) Integrated Brands shall have the right to audit the delivery records of Dreyer's that relate solely to Dreyer's performance of this Agreement. Dreyer's must provide, only to the extent that they exist, the requested documents within seventy-two (72) hours of a written request. If any such audit reveals that Integrated Brands has overpaid amounts due to Dreyer's hereunder, Dreyer's shall promptly remit such overpayment to Integrated Brands. In the event that any such overpayment individually, or in the aggregate, as of the date of audit overstates the amount paid by more than five percent (5%), then Dreyer's shall bear any costs incurred by Integrated Brands in connection with such audit and shall pay to Integrated Brands the amount of such overpayment together with interest thereon from the originally due date through the date of payment at a rate equal to the Citibank prime interest rate per annum. In the event that any such underpayment individually, or in the aggregate, as of the date of audit understates the amount due by more than five percent (5%), then Integrated Brands shall bear any costs incurred by Dreyer's in connection with such audit and, Integrated Brands shall pay to Dreyer's the amount of such underpayment within ten (10) business days.

         16. Representations of Dreyer's. Dreyer's represents and covenants to Integrated Brands that: (a) it has the legal power and authority to enter into this Agreement; (b) it has not previously entered into any agreement or understanding which conflicts with any rights or obligations set forth in this Agreement; and (c) it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality.

         17. Representations of Integrated Brands. Integrated Brands represents and covenants to Dreyer's that: (a) it has the legal power and authority to enter into this Agreement; (b) it has not previously entered into any agreement or understanding which conflicts with any rights or obligations set forth in this Agreement; and (c) it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality.

         18.      Termination.

                  (a) Integrated Brands may terminate, in its sole discretion, this Agreement upon ninety (90) days' written notice to Dreyer's.

                  (b) Dreyer's may, at its option, terminate any services in or within a Territory if Dreyer's discontinues its distribution via Dreyer's owned (as opposed to a distributor of Dreyer's) distribution system in such Territory; provided, however, that Dreyer's gives Integrated Brands thirty (30) days' written notice.

                  (c) Either party may terminate this Agreement, without notice, if the other party: (i) files a voluntary petition under any bankruptcy or insolvency law, or files a voluntary petition under the reorganization or arrangement provisions of any law of any jurisdiction, or have proceedings under any such laws instituted against it which are not terminated within ninety (90) days of such commencement; (ii) becomes insolvent, bankrupt, or admits in writing its inability to pay all debts as they mature or makes a general assignment for the benefit of or enters into any composition or arrangement with creditors; (iii) authorizes, applies for, or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within ninety (90) days of such commencement.

                  (d) Dreyer's may terminate, in its sole discretion, this Agreement immediately if Integrated Brands ceases business operations with respect to all of the Products.

                  (e) Dreyer's understands that Integrated Brands is under no obligation to extend the initial term or to enter into subsequent agreements with Dreyer's. Acceptance of one or more orders after notice of termination hereof shall not be construed as a renewal or extension hereof or as a waiver of termination.

                  (f) Termination of this Agreement for any reason provided herein shall not relieve either party from its obligation to perform up to the effective date of such termination or to perform such obligations as may be capable of performance after termination.

                  (g) Neither party will be liable for delays in performance or a failure to perform hereunder (except where such performance relates to the payment of money) due to causes beyond its reasonable control, including acts of nature, acts of any government, wars, terrorism, riots, fires, floods, accidents, strikes, communication failures, state or local power failures or blackouts, or embargoes; provided, however, in the event Dreyer's performance of its distribution duties hereunder is impaired by any such cause, it will continue in all respects to treat Integrated Brands' Products in substantially the same manner that Dreyer's treats its own products as provided in Section 10 hereof.

                  (h)      Upon the expiration or termination of this Agreement:
(i) neither party will be liable to the other because of such expiration or termination for damages on account of the loss of prospective profits, goodwill, or on account of, leases or commitments in connection with the business of Dreyer's or of Integrated Brands, or for any other reason whatsoever arising from such expiration or termination; (ii) Dreyer's will no longer be an authorized distributor of the Products; (iii) Integrated Brands will promptly pay all amounts owing Dreyer's including any such amounts that might have previously become due at some future date because of deferred payment or credit agreements; and (iv) all unshipped orders will be canceled without liability of either party to the other.

         19. Insurance. Dreyer's is responsible for maintaining insurance, at its sole cost and expense, to protect itself from the following: (i) claims under workers' compensation and/or state disability acts; (ii) claims for damages because of bodily injury, sickness or death of any of its employees or any other person that arise out of any negligent act or omission of Dreyer's, its employees or agents, if any; (iii) claims for damages because of injury to or destruction of tangible personal property, including loss of use resulting therefrom, that arise from any negligent act or omission of Dreyer's, its employees or agents, if any; and (iv) claims for damages because of bodily injury, sickness or death that arise out of the Products due to Dreyer's acts or omissions and shall cause Integrated Brands to be named as an additional insured on such insurance. The amount of coverage for each of the above must be reasonable based on the volume of the Products distributed by Dreyer's, but in no event will the coverage for general liability insurance be less than [****] per occurrence and [****] in aggregate general commercial liability coverage.

         20.      Warranty and Indemnification.

                  (a) Integrated Brands will indemnify Dreyer's from any claim or damages, including reasonable attorneys' fees and costs, arising out of a non-compliant Product not manufactured by Dreyer's or its Affiliates; provided, however, that Dreyer's gives Integrated Brands immediate written notice of any loss or claim and cooperates fully with Integrated Brands in the handling of such claims.

                  (b) Dreyer's, at its own expense, will at all times indemnify and hold harmless Integrated Brands and its Affiliates and their respective directors, officers, employees and agents, and its Customers and upon request will defend the same against all actions, proceedings, claims, demands, losses, suits, outlays, damages, judgments, penalties or expenses and liabilities of any kind or nature, including reasonable legal fees and other costs, that may be assessed against Integrated Brands or its Customers or which Integrated Brands or its Customers may incur directly or indirectly in connection with or arising out of defects in the storage and delivery to Customers of the Products.

                  (c) Integrated Brands shall give Dreyer's prompt notice of any claim or suit coming within the scope of the indemnity under Section 20(b). Upon the written request of an indemnitee, the indemnitor will assume the defense of a claim, demand or action against such indemnitee and will upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand, or action so settled. Termination of this Agreement shall not affect the continuing obligations of each of the parties as indemnitors hereunder.

                  (d) THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  (e) Nothing contained herein shall preclude a party hereto from seeking injunctive relief or specific performance.

         21. Management of Business. Except to the extent that the specific provisions of this Agreement expressly provide otherwise, Integrated Brands reserves to itself the unqualified right to manage its business in all respects, including without limitation, the right to maintain or alter the flavors, formula, ingredients, labeling, packaging and advertising, marketing and sales of the Products. In the event that Dreyer's is restricted in the delivery of the Products by capacity limitations or due to any of the several acts described in
Section 18(g), herein or otherwise, Dreyer's shall not be compelled to honor Customer orders without due regard to availability, demand by other Customers, and inventory on hand, but shall distribute available Products, among all customers and Dreyer's own products, in a fair and equitable manner and in accordance with Section 11 hereof.

         22. Confidential Information. Except such disclosure as is required by law or court order or stock exchange, each party shall use its best efforts, which shall be the same efforts which that party used to protect its own confidential information, to keep strictly confidential and to prevent the unauthorized use of all information received from the other party which is that party's confidential information and which is clearly identified in writing by that party as confidential prior to its disclosure to the party receiving it; provided, however, that Dreyer's may use and disclose to others that information which may be furnished by Integrated Brands to it specifically for use in connection with the marketing and distribution of the Products to the extent that such disclosure is approved in writing by Integrated Brands. Dreyer's shall disclose Integrated Brands' confidential information only to those Persons who require such information for the purpose of performing the Collateral Agreements and shall use such information solely for the purpose of performing its obligations under the Collateral Agreements. Neither party shall be bound by any confidentiality restrictions with respect to any information to the extent that such information:

                  (a) came into the lawful possession of the receiving party through sources other than the other party and those sources were under no direct or indirect confidentiality obligation to that other party with respect to such information; or

                  (b) became publicly available through no act or failure to act on the part of the receiving party.

         23. Independent Contractor. Both parties agree that Dreyer's is an independent contractor and, as such, neither Dreyer's nor its personnel will be considered agents, joint venturers, partners, franchisees, franchisors, or employee(s) of Integrated Brands nor will they be entitled to any benefits or privileges provided by Integrated Brands to its employees. As a consequence, Integrated Brands is neither liable nor responsible for withholding or deducting any sums for federal or state income taxes, social security, health, workers compensation and disability insurance coverage, pension or retirement plan, or other employment benefits.

         24. Compliance with Applicable Law. Dreyer's and Integrated Brands agree to comply with all applicable federal, state and local laws, rules and regulations in connection with the performance of this Agreement, including, but not limited to, equal employment opportunity laws, Food and Drug Administration and the Occupational Safety and Health Administration.

         25. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by postage prepaid, registered, certified or express mail or by reputable overnight courier service and shall be deemed given when delivered by hand, three (3) days after mailing (one (1) Business Day (as defined in the Asset Sale Agreement) in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows (or at such other address for a party as shall be specified by like notice):

                        (i)  If to Dreyer's:

                             Dreyer's Grand Ice Cream, Inc.
                             5929 College Avenue
                             Oakland, California 94618
                             Attn: General Counsel

                       (ii)  If to Nestle Holdings, Inc.:

                             Nestle Holdings, Inc.
                             c/o Nestle USA, Inc.
                             800 North Brand Boulevard
                             Glendale, California 91203
                             Attn: General Counsel

                             with a copy to:

                             Howrey, Simon, Arnold & White LLP
                             1299 Pennsylvania Avenue, N.W.
                             Washington, DC 20004
                             Attn: Roxann E. Henry, Esq.

                      (iii)  If to Integrated Brands:

                             Integrated Brands, Inc.
                             4175 Veterans Highway
                             Ronkonkoma, New York 11779
                             Attn: David J. Stein, Co-Chief Executive Officer

                             with a copy to:

                             Goodwin Procter LLP
                             599 Lexington Avenue
                             New York, New York 10022
                             Attn: Daniel Kaplan, Esq.

In the event that Integrated Brands gives notice regarding any breach or violation of this Agreement by Dreyer's, Integrated Brands shall also concurrently provide a copy of such notice to Nestle Holdings, Inc.

         26. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice-of-law principles of such state. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

         27. Actions and Proceedings. Dreyer's and its Affiliates and Integrated Brands hereby irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of this Agreement or any related transaction. Integrated Brands irrevocably appoints Integrated Brands' Co-Chief Executive Officer as its authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto. Dreyer's and its Affiliates hereby appoint Dreyer's General Counsel as their authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waive any objections to personal jurisdiction with respect thereto.

         28. Attorneys' Fees and Costs. The prevailing party in any legal action relating to this Agreement will be entitled to recover its attorneys' fees and litigation costs and expenses incurred in connection with such action or arbitration as part of the same proceeding.

         29. Severability. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

         30. Entire Agreement; Amendments. This Agreement (including all exhibits attached hereto), the Asset Sale Agreement and the other Collateral Agreements constitutes the complete agreement between the parties with respect to its subject matter and supersedes all prior or contemporaneous agreements (even if written notice of termination was required to be given by a party), discussions, representation and proposals, written or oral, with respect to the subject matter discussed herein. No modification of this Agreement will be effective unless contained in writing and signed by an authorized representative of each party.

         31. Assignment. Neither party shall be permitted to assign this Agreement or delegate its obligation to any Person under this Agreement (including through operation of law or through a change of control) without the other party's prior written consent; provided, however, that Dreyer's shall be permitted to assign this Agreement to any of its Affiliates.

         32. Waiver. The failure of a party to prosecute its rights with respect to a breach hereunder will not constitute a waiver of the right to enforce its rights with respect to the same or any other breach.

         33. Duplicate Originals; Faxed Signatures. This Agreement may be executed in any number of counterparts, each of which will be an original and all of which will constitute together one and the same document.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      DREYER'S GRAND ICE CREAM, INC.

                                      By: /s/ T. Gary Rogers
                                          -------------------------------------
                                          T. Gary Rogers
                                          Chairman of the Board of Directors and
                                            Chief Executive Officer

                                      INTEGRATED BRANDS, INC.

                                      By: /s/ David J. Stein
                                          --------------------------------------
                                          David J. Stein
                                          Co-Chief Executive Officer

             [Signature Page to IB Products Distribution Agreement]

                                    EXHIBIT A

                                   Territories

                                     [****]
















































Exhibit A to IB Products Distribution Agreement

* Certain information in this document, including Exhibit A (consisting of one page), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                    EXHIBIT B

                           Authorized Sub-Distributors

                                     [****]
















































Exhibit B to IB Products Distribution Agreement

* Certain information in this document, including Exhibit B (consisting of one page), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].